Exhibit 99.1

MASSBANK Corp.	January 22, 2008
Reading, MA

FOR IMMEDIATE RELEASE

MASSBANK CORP. ANNOUNCES 22.5% INCREASE IN FOURTH QUARTER EPS

AND DECLARES CASH DIVIDEND

MASSBANK Corp. (NASDAQ – MASB), the Holding Company for MASSBANK, today reported net income of $2,102,000 for the quarter ended December 31, 2007 compared to $1,731,000 for the quarter ended December 31, 2006, an increase of $371,000 or 21.4%. Diluted and basic earnings per share were $0.49 for the fourth quarter of 2007 compared to $0.40 for the same quarter of 2006, an increase of 22.5%.

For the year ended December 31, 2007, the Company reported net income of $7,731,000 compared to $7,027,000 for the year ended December 31, 2006, an increase of $704,000 or 10.0%. Diluted earnings per share for 2007 increased 10.6% to $1.78 from $1.61 for the prior year. Basic earnings per share for 2007 increased 11.1% to $1.80 from $1.62 per share for 2006.

The Company’s return on average assets and return on average equity for the recent quarter showed marked improvement. Return on average assets and return on average equity for the fourth quarter 2007 were 1.05% and 7.87%, respectively, up from 0.83% and 6.52% for the comparable quarter of 2006. Book value per share also increased $0.93 or 3.8% reaching a new high of $25.69 per share at December 31, 2007, from $24.76 per share at December 31, 2006.

In commenting on the past year, Gerard H. Brandi, CEO of the Company, noted that, “These strong financial results in the face of a very challenging banking environment are a validation of MASSBANK’s long-standing strategy of maintaining high levels of liquidity and capital. As we said in last year’s Annual Report, our philosophy is to ‘go against the tide when we feel the tide is going in the wrong direction.’ We also stated then that while we would ‘sacrifice a degree of growth when we feel that the cost of growth is too high,’ we emphasized that we were not willing to ‘sacrifice asset quality for a modest increase in yield.’ By consistently adhering to these strategies, MASSBANK avoided virtually all of the current turmoil in the residential mortgage market and was one of the few banks to achieve significantly improved financial results in 2007. I am confident that our consistent business philosophies will position us for further solid results in the years to come.”

Income Statement

The growth in net income during the recent quarter compared to the same quarter last year resulted primarily from an increase in non-interest income and a decrease in non-interest expense, partially offset by a decrease in net interest income.

Non-interest income for the three months ended December 31, 2007 was $1,517,000 compared to $736,000 for the same period in 2006, an increase of $781,000 or 106.1% over the three months ended December 31, 2006. The growth in non-interest income was mainly due to an increase in net securities gains of $889,000 resulting primarily from an increase in net gains on trading securities of $1,108,000. The strong performance of the Company’s trading securities portfolio in the recent quarter reflects an increase in the fair value of the trading securities portfolio of $1,023,000 over the same quarter last year and an increase in gains on sales of trading securities of $85,000.

January 22, 2008

Page Two

All other non-interest income in the recent quarter decreased $108,000 when compared to the same quarter last year. This was due essentially to the market value of the Company’s deferred compensation plan assets having declined in the recent quarter compared to having appreciated in market value in the same quarter of 2006. This decrease of $130,000 in deferred compensation plan income, however, is offset by a corresponding decrease in deferred compensation plan expense.

Non-interest expense was $2,841,000 for the three months ended December 31, 2007 compared to $3,053,000 for the same period in 2006, a decrease of $212,000 or 6.9%. The decreases were predominately in compensation related costs.

Salaries and employee benefits decreased $127,000 due principally to a reduction in the amount previously accrued for a profit sharing and incentive compensation bonus plan distribution to Company employees at year-end based on the Company’s earnings performance, partially offset by the increased costs of employee benefits.

Deferred compensation plan expense decreased $131,000 in the recent quarter due principally to the decrease in market value of plan assets.

Net interest income for the three months ended December 31, 2007 decreased $410,000 to $4,569,000 from $4,979,000 for the same period in 2006. The decrease in net interest income results primarily from a decrease in both average earning assets and net interest margin. The Company’s average earning assets for the fourth quarter of 2007 were $776.7 million compared to $833.8 million in the same quarter of 2006. The net interest margin for the recent quarter was 2.36% compared to 2.47% in the fourth quarter of 2006.

Balance Sheet

The Company’s total assets decreased $41.7 million to $801.8 million at December 31, 2007, from $843.5 million at December 31, 2006. Deposits decreased $40.7 million year-over-year from $723.3 million at December 31, 2006 to $682.6 million at December 31, 2007. The decrease in deposits is due in part to continued intense competition for relatively expensive short term deposits. Because of its high liquidity position, the Company can tolerate outflows when the cost of retaining deposits cannot be justified by the availability of appropriately priced assets, as measured on a risk- adjusted basis. Stockholders’ equity increased $2.1 million to $109.0 million at December 31, 2007, from $106.9 million at December 31, 2006.

The Company’s non-accrual loans remain near historical lows totaling $199,000 at December 31, 2007, representing 0.10% of total loans. This compares to $137,000 representing 0.07% of total loans at December 31, 2006. Net charge-offs were $3,000 in 2007 compared to net recoveries of $6,000 in 2006.

At December 31, 2007, the Company’s allowance for loan losses totaled $1.369 million representing 0.71% of total loans compared to $1.382 million representing 0.66% of total loans at December 31, 2006. In addition, the Company’s allowance for loan losses on off-balance sheet credit exposures totaled $345,000 at December 31, 2007 and 2006. This is intended to protect the Company against possible losses on loan commitments made to customers that have not yet been drawn down.

MASSBANK Corp. is the holding company for MASSBANK, a Massachusetts chartered savings bank. The Bank operates fifteen banking offices in Reading, Chelmsford, Dracut, Everett, Lowell, Medford, Melrose, Stoneham, Tewksbury, Westford and Wilmington, providing a variety of deposit, lending and trust services.

January 22, 2008

Page Three

ADDITIONAL INFORMATION

Dividend Declaration

MASSBANK Corp. today announced a quarterly cash dividend on its common stock of $0.29 per common share. This, the Company’s eighty-sixth consecutive dividend, will be payable on February 15, 2008 to stockholders of record at the close of business on January 31, 2008.

Stock Repurchase Program

During the three months ended December 31, 2007, the Company continued the repurchase of its common stock by acquiring 33,500 shares. As of December 31, 2007, there were 117,017 shares available for repurchase in the current program.

Cautionary Statement

This press release may contain forward-looking information, including information concerning the Company’s expectations of future business prospects. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results or performance to be materially different from the results and performance expressed or implied by the forward-looking statements. Forward-looking statements include, but are not limited to, statements concerning the Company’s belief, expectations or intentions concerning the Company’s future performance, the financial outlook of the markets it serves and the performance and activities of its competitors. These statements reflect the Company’s current views. They are based on numerous assumptions and are subject to numerous risks and uncertainties, including the strength of the local economy and the U.S. economy in general, unexpected fluctuations in market interest rates, unexpected fluctuations in the markets for equities, bonds, federal funds and other financial instruments, an increase in the level of non-performing assets, an increase in competitive pricing pressures within the Company’s market, adverse legislative or regulatory developments, a significant decline in residential real estate values in the Company’s market area, adverse impacts resulting from the continuing war on terrorism, an increase in employee-related costs, the impact of deflation or inflation, and other factors described in the Company’s annual report on Form 10-K filed with the Securities and Exchange Commission for the year ended December 31, 2006.

For further information contact Reginald E. Cormier, Senior Vice President, Treasurer and CFO at (781) 942-8192.

January 22, 2008

Page Four

MASSBANK CORP.

FINANCIAL HIGHLIGHTS

($ in thousands except share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2007	2006	2007	2006
For the Period Ended
Total interest and dividend income	$9,734	$10,085	$39,782	$39,939
Total interest expense	5,165	5,106	21,013	18,951

Net interest income	4,569	4,979	18,769	20,988
Provision (credit) for loan losses	—	(9)	(10)	123

Net interest income after provision (credit) for loan losses	4,569	4,988	18,779	20,865
Gains on securities, net	1,148	259	4,381	797
Other non-interest income	369	477	1,517	1,408
Non-interest expense	2,841	3,053	12,792	12,360
Income tax expense	1,143	940	4,154	3,683

Net income	$2,102	$1,731	$7,731	$7,027

Weighted Average Common Shares Outstanding
Basic	4,257,185	4,319,795	4,305,894	4,325,879
Diluted	4,289,163	4,352,680	4,333,789	4,360,688

Per Common Share
Earnings:
Basic	$0.49	$0.40	$1.80	$1.62
Diluted	0.49	0.40	1.78	1.61
Cash dividends paid	0.29	0.28	1.13	1.09
Book value (period end)			25.69	24.76

Ratios (1)
Return on average assets	1.05%	0.83%	0.95%	0.82%
Return on average equity	7.87	6.52	7.23	6.74
Net interest margin	2.36	2.47	2.38	2.53
Total equity to assets (period end)			13.59	12.67

			At
			December 31,
			2007	2006
At Period End
Assets			$801,799	$843,522
Deposits			682,561	723,332
Total loans			191,567	208,927
Stockholders' equity			$108,961	$106,885
Common shares outstanding			4,241,779	4,317,654

Asset Quality
Non-accrual loans			$199	$137
Real estate acquired through foreclosure			—	—

Total non-performing assets			$199	$137
Allowance for loan losses			$1,369	$1,382

Percent of non-accrual loans to total loans			0.10%	0.07%

(1)	Ratios are presented on an annualized basis with the exception of equity to assets.

January 22, 2008

Page Five

MASSBANK CORP. AND SUBSIDIARIES

Consolidated Balance Sheets

(Unaudited)

($ in thousands except share data)

	At	At
	December 31,	December 31,
	2007	2006
Assets:
Cash and due from banks	$6,126	$8,650
Short-term investments	150,978	139,240

Total cash and cash equivalents	157,104	147,890
Term federal funds sold	91,000	41,000
Securities available for sale, at fair value (amortized cost of $127,205 in 2007 and $407,154 in 2006)	128,710	402,629
Securities held to maturity, at amortized cost (market value of $8,120 in 2007 and $5,276 in 2006)	8,098	5,396
Trading securities, at fair value:	206,566	1,931
Loans:
Mortgage loans	181,945	199,253
Other loans	9,622	9,674

Total loans	191,567	208,927
Allowance for loan losses	(1,369)	(1,382)

Net loans	190,198	207,545

Premises and equipment	8,163	7,085
Real estate held for resale	425	425
Accrued interest and income receivable	4,061	5,083
Goodwill	1,090	1,090
Income tax receivable, net	1	88
Deferred income tax asset, net	661	3,347
Other assets	5,722	20,013

Total assets	$801,799	$843,522

Liabilities and Stockholders' Equity:
Deposits:
Demand and NOW	$71,687	$78,860
Savings	307,322	344,808
Time certificates of deposit	303,552	299,664

Total deposits	682,561	723,332
Escrow deposits of borrowers	968	1,006
Allowance for loan losses on off-balance sheet credit exposures	345	345
Other liabilities	8,964	11,954

Total liabilities	692,838	736,637

Stockholders' equity:
Preferred stock, par value $1.00 per share; 2,000,000 shares authorized, none issued	—	—
Common stock, par value $1.00 per share; 10,000,000 shares authorized, 7,880,642 and 7,850,317 shares issued, respectively	7,881	7,850
Additional paid-in capital	58,773	57,953
Retained earnings	107,674	107,055

	174,328	172,858
Treasury stock at cost 3,638,863 and 3,532,663 shares, respectively	(66,597)	(62,902)
Accumulated other comprehensive income (loss)	1,230	(3,071)
Shares held in rabbi trust at cost, 20,194 and 17,944 shares, respectively	(503)	(426)
Deferred compensation obligation	503	426

Total stockholders' equity	108,961	106,885

Total liabilities and stockholders' equity	$801,799	$843,522

January 22, 2008

Page Six

MASSBANK CORP. AND SUBSIDIARIES

Consolidated Statements of Income

(Unaudited)

($ in thousands except share data)

	Three Months Ended
	December 31,	December 31,
	2007	2006
Interest and dividend income:
Mortgage loans	$2,493	$2,751
Other loans	184	195
Securities available for sale:
Mortgage-backed securities	1,620	1,824
Other securities	110	3,037
Mortgage-backed securities held to maturity	112	70
Trading securities	2,401	1
Federal funds sold	2,056	2,004
Other investments	758	203

Total interest and dividend income	9,734	10,085

Interest expense:
Deposits	5,165	5,106

Total interest expense	5,165	5,106

Net interest income	4,569	4,979
Provision (credit) for loan losses	—	(9)

Net interest income after provision (credit) for loan losses	4,569	4,988

Non-interest income:
Deposit account service fees	80	85
Gains on securities available for sale, net	88	307
Gains on trading securities, net	1,060	(48)
Option fees	150	150
Deferred compensation plan income (loss)	(60)	70
Other	199	172

Total non-interest income	1,517	736

Non-interest expense:
Salaries and employee benefits	1,667	1,794
Deferred compensation plan expense	(40)	91
Occupancy and equipment	541	474
Data processing	152	166
Professional services	141	139
Advertising and marketing	41	37
Deposit insurance	26	30
Other	313	322

Total non-interest expense	2,841	3,053

Income before income taxes	3,245	2,671
Income tax expense	1,143	940

Net income	$2,102	$1,731

Weighted average common shares outstanding:
Basic	4,257,185	4,319,795
Diluted	4,289,163	4,352,680
Earnings per share (in dollars):
Basic	$0.49	$0.40
Diluted	0.49	0.40

January 22, 2008

Page Seven

MASSBANK CORP. AND SUBSIDIARIES

Consolidated Statements of Income

(Unaudited)

($ in thousands except share data)

	Twelve Months Ended
	December 31,	December 31,
	2007	2006
Interest and dividend income:
Mortgage loans	$10,313	$11,305
Other loans	768	765
Securities available for sale:
Mortgage-backed securities	6,857	7,293
Other securities	207	12,062
Mortgage-backed securities held to maturity	353	299
Trading securities	10,323	195
Federal funds sold	8,494	7,731
Other investments	2,467	289

Total interest and dividend income	39,782	39,939

Interest expense:
Deposits	21,009	18,951
Borrowed funds	4	—

Total interest expense	21,013	18,951

Net interest income	18,769	20,988
Provision (credit) for loan losses	(10)	123

Net interest income after provision (credit) for loan losses	18,779	20,865

Non-interest income:
Deposit account service fees	325	343
Gains on securities available for sale, net	272	736
Gains on trading securities, net	4,109	61
Option fees	375	150
Deferred compensation plan income	58	178
Other	759	737

Total non-interest income	5,898	2,205

Non-interest expense:
Salaries and employee benefits	7,699	7,338
Deferred compensation plan expense	264	263
Occupancy and equipment	2,094	2,176
Data processing	588	583
Professional services	612	553
Advertising and marketing	166	139
Deposit insurance	109	126
Other	1,260	1,182

Total non-interest expense	12,792	12,360

Income before income taxes	11,885	10,710
Income tax expense	4,154	3,683

Net income	$7,731	$7,027

Weighted average common shares outstanding:
Basic	4,305,894	4,325,879
Diluted	4,333,789	4,360,688
Earnings per share (in dollars):
Basic	$1.80	$1.62
Diluted	1.78	1.61